Exhibit 99.1

FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Reports First Quarter 2017
 Revenue of $6.8 Million

First quarter revenue of $6.8 million more than tripled over the 2016 first quarter, and exceeded guidance of $5.5 million provided on April 25, 2017

Strong backlog drives expectation for another record setting second quarter
Growth resulting from five new product launches

DEERFIELD BEACH, FL, May 15, 2017 – Capstone Companies, Inc. (OTC: CAPC) ("Capstone" or the "Company"), a designer of innovative LED lighting solutions including power failure lighting, today reported its financial results for the first quarter 2017.

Stewart Wallach, Capstone's CEO, commented, "Our brand strategy is working and has created differentiation for retailers in competing channels enabling the Company to expand penetration in the channel for long term growth.

"The continued strong interest in our LED lighting products is expected to yield another record backlog level for the end of the first quarter.  The order activity and backlog level drives our expectation that the second quarter of 2017 will exceed the same prior-year period and be the strongest second quarter in company's history."

First Quarter Highlights

•	Revenue of $6.8 million exceeded guidance of $5.5 million, and more than tripled from $2.1 million in the prior-year period.
•	Gross profit more than doubled to $1.6 million over the prior-year period.

First quarter revenue of $6.8 million improved $4.7 million over the first quarter of 2016.  With this record quarter behind us, the trailing 12 performance puts the revenue at $35 million which would be an increase of 15% compared to 2016 year-end.

During the quarter, 5 new products were shipped which represented 64% of revenue.  With the introduction of these new products, the quarter's gross margin of 23.4% is a blended rate which reflects introductory promotional pricing to introduce the new items.

Gross profit doubled to $1.6 million over the prior-year period.  During the first quarter of 2017, the Company resumed these transitional/promotional allowances in order to more effectively market its new product offerings.

Total Operating Expenses were $1.2 million up from $655 thousand in 2016. The operating expense increases were mainly the result of increased royalty payments due to higher revenues.

The Company repurchased and retired $150 thousand of company stock and paid down $137 thousand of old director loans during the quarter.  Income from operations increased to $387 thousand as compared from a loss of $41 thousand in 2016.  That is an operating improvement of $428 thousand from the prior year period.

Webcast and Teleconference to Review Results and Outlook

The Company will host a live webcast and conference call on Tuesday, May 16, 2017 at 10:30 a.m. Eastern Time.  During the call, management will review the financial and operating results and discuss the Company's corporate strategy and outlook, followed by a question-and-answer session.  The conference call can be accessed by dialing (201) 689-8562.  The listen-only audio webcast can be monitored at www.capstonecompaniesinc.com.

A telephonic replay will be available from 1:30 p.m. Eastern Time the day of the teleconference until Tuesday, May 23, 2017.  To listen to the replay of the call, dial (412) 317-6671 and enter replay pin number 13659059.  Alternatively, the archive of the webcast will be available on the Company's website at www.capstonecompaniesinc.com.  A transcript will also be posted to the website, once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products, including the Hoover® HOME LED lighting product line, to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.

FORWARD-LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of words like "anticipate," "expect," "project," "continue" and similar words.  These statements are based on the Company's and its subsidiaries' current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include consumer acceptance of the Company's products, its ability to deliver new products, the success of its strategy to broaden market channels and the relationships it has with retailers and distributors.  Prior success in operations does not necessarily mean success in future operations.  The ability of the Company to adequately and affordably fund operations and any growth will be critical to achieving and sustaining any expansion of markets and revenue.  The introduction of new products or the expanded availability of products does not mean that the Company will enjoy better financial or business performance. The risks associated with any investment in Capstone Companies, Inc., which is a small business concern and a "penny-stock Company" and, as such, a highly risky investment suitable for only those who can afford to lose such investment, should be evaluated together with the risks and uncertainties more fully described in the Company's Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Capstone Companies, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Contents of referenced URLs are not incorporated into this press release.

For more information, contact
Company:

Aimee C. Gaudet
Corporate Secretary
Email: aimee@capstonecompaniesinc.com
Phone: (954) 252-3440, ext. 313

FINANCIAL TABLES FOLLOW.  THE FOLLOWING SUMMARY FINANCIAL STATEMENT SHOULD BE READ ALONG WITH THE FORM 10-K FINANCIAL STATEMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets:
Current Assets:
Cash	$1,176,440	$1,646,128
Accounts receivable, net	5,732,730	4,449,179
Inventory	514,198	366,330
Prepaid expenses	544,381	330,020
Total Current Assets	7,967,749	6,791,657

Property and Equipment:
Computer equipment and software	19,767	19,767
Machinery and equipment	339,184	325,750
Furniture and fixtures	5,665	5,665
Less: Accumulated depreciation	(267,961)	(250,465)
Total Property & Equipment	96,655	100,717

Other Non-current Assets:
Deposit	12,193	12,193
Note receivable	539,832	526,887
Goodwill	1,936,020	1,936,020
Total Other Non-current Assets	2,488,045	2,475,100
Total Assets	$10,552,449	$9,367,474

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable and accrued liabilities	$3,732,285	$2,678,210
Income tax payable	1,588	1,588
Notes and loans payable to related parties	1,203,468	1,321,721
Total Current Liabilities	4,937,341	4,001,519

Long Term Liabilities:
Deferred tax liabilities	344,000	216,000
Total Long Term Liabilities	344,000	216,000
Total Liabilities	5,281,341	4,217,519

Commitments and Contingencies (Note 6)

Stockholders' Equity:
Preferred Stock, Series A, par value $.001 per share, authorized 6,666,667 shares, issued -0- shares	-	-
Preferred Stock, Series B-1, par value $.0001 per share, authorized 3,333,333 shares, issued -0- shares	-	-
Preferred Stock, Series C, par value $1.00 per share, authorized 67 shares, issued -0- shares	-	-
Common Stock, par value $.0001 per share, authorized 56,666,667 shares, issued 47,132,664 shares and 48,132,664 shares	4,713	4,813
Additional paid-in capital	7,281,747	7,411,172
Accumulated deficit	-2,015,352	-2,266,030
Total Stockholders' Equity	5,271,108	5,149,955
Total Liabilities and Stockholders' Equity	$10,552,449	$9,367,474

The accompanying notes are an integral part of these financial statements.

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$250,678	$(98,929)
Adjustments necessary to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,495	14,061
Accrued interest on note receivable	(12,945)	-
Stock based compensation expense	20,475	14,250
Provision for deferred income tax	128,000	-
Accrued sales allowance	206,995	(94,203)
(Increase) decrease in accounts receivable	(1,539,687)	3,835,576
(Increase) in inventory	(147,868)	(26,674)
(Increase) in prepaid expenses	(214,361)	(38,057)
Increase (decrease) in accounts payable and accrued liabilities	1,103,216	(1,864,020)
Increase in accrued interest on notes payable	(18,253)	31,282
Net cash provided by (used in) operating activities	-206,255	1,773,286

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-13,433	-4,700
Net cash (used in) investing activities	(13,433)	(4,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	5,280,373	3,643,356
Repayments of notes payable	(5,280,373)	(5,564,194)
Repurchase of shares from Involve, LLC	(150,000)	-
Proceeds from notes and loans payable to related parties	-	360,000
Repayments of notes and loans payable to related parties	(100,000)	(108,847)
Net cash (used in) financing activities	-250,000	-1,669,685

Net (Decrease) Increase in Cash and Cash Equivalents	-469,688	98,901
Cash and Cash Equivalents at Beginning of Period	1,646,128	364,714
Cash and Cash Equivalents at End of Period	$1,176,440	$463,615

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$39,983	$60,301
Income taxes	$-	$7,500

The accompanying notes are an integral part of these financial statements.

CAPSTONE COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016

Revenues, net	$6,752,196	$2,078,214
Cost of sales	(5,172,729)	(1,464,658)
Gross Profit	1,579,467	613,556

Operating Expenses:
Sales and marketing	376,756	62,977
Compensation	359,802	308,458
Professional fees	204,802	104,285
Product development	72,025	36,274
Other general and administrative	178,619	142,755
Total Operating Expenses	1,192,004	654,749

Operating Income (Loss)	387,463	(41,193)

Other Income (Expense):
Interest income	12,945	-
Interest expense	(21,730)	(57,736)
Total Other Income (Expense)	(8,785)	(57,736)

Income (Loss) Before Tax Provision	378,678	(98,929)

Provision for Income Tax	128,000	-

Net Income (Loss)	$250,678	$(98,929)

Net Income (Loss) per Common Share
Basic	$0.005	$(0.002)
Diluted	$0.005	$(0.002)

Weighted Average Shares Outstanding
Basic	47,621,553	48,132,664
Diluted	47,883,977	48,132,664

The accompanying notes are an integral part of these financial statements.